Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of our report dated January 27, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 1, 2016